Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contacts:	Tad Hutcheson
April 25, 2007		tad.hutcheson@airtran.com
678.254.7442

Arne Haak (Financial)		Judy Graham-Weaver
407.318.5187		judy.graham-weaver@airtran.com
678.254.7448

AIRTRAN HOLDINGS, INC., REPORTS FIRST QUARTER NET INCOME OF $2.4 MILLION

- Fully Diluted Earnings Per Share of $0.03—

- Record First Quarter Revenue of $504.5 Million –

- Unit Costs Decline 4.7 Percent—

- Non-Fuel Unit Costs Decline 4.1 Percent—

- Record 5.1 Million Passengers -

ORLANDO, Fla. (April 25, 2007) – AirTran Holdings, Inc., (NYSE: AAI), the parent company of AirTran Airways, Inc., today reported net income of $2.4 million, or $0.03 per diluted share, for the first quarter of 2007. This result represents an $11.3 million improvement over the first quarter of 2006.

Revenue for the first quarter of 2007 surged to a record $504.5 million while AirTran Airways served a record 5.1 million customers – or a 13.2 percent increase in customers over the first quarter of 2006. AirTran also reported a nearly 6.0 percent increase in average fare, which, when combined with a 70.1 percent load factor, resulted in the record revenues.

“We are very pleased to report a profitable first quarter – especially given the fact that the first quarter has been historically challenging for us,” stated Joe Leonard, AirTran chairman and chief executive officer. “With the winter storms and the continuing high fuel prices, we are especially proud of our strong operational performance in the face of a very difficult environment. Our Crew Members once again met the challenge and continued to deliver a safe and quality product to our many customers who rely on AirTran Airways every day.”

Capacity, as measured in available seat miles, increased 20.5 percent over the same period as last year and reflects the addition of 20 new Boeing 737-700s and two new Boeing 717-200s. Unit revenue, or revenue per available seat mile, was essentially flat, declining less than 0.5 percent year over year on a 5.3 percent increase in stage length.

For the third year in a row, the Airline Quality Rating report, issued by the University of Nebraska at Omaha and Wichita State University, ranked AirTran Airways second overall in quality among major airlines.

“We are running a great airline with outstanding operational performance, and it shows,” commented Bob Fornaro, AirTran’s president and chief operating officer. “I first want to thank our tireless and professional Crew Members, who directly contributed to the quarter’s results.”

-more-

Add One

AirTran Reports First Quarter Net Income of $2.4 Million

“Their dedication and quality service is among the best in the industry and reflects the pride of AirTran Airways as we continue to grow our airline. Our revenue performance was better than expected and reflects a balancing of capacity in the marketplace as well as demand for our product. I am optimistic about the future,” stated Fornaro.

In the area of costs, AirTran reported markedly better cost performance across the board. Non-fuel cost per available seat mile (CASM) declined 4.1 percent year-over-year; operating CASM, which includes the cost of fuel, also declined – notching a 4.7 percent reduction. Stan Gadek, AirTran’s senior vice president of finance and chief financial officer, said, “The continued reduction in both operating and non-fuel costs reflects the cost synergies that are being achieved as a result of our growth strategy utilizing the Boeing 737.” Gadek went on to note, “As we move into our seasonally strong second quarter, our core financial and operating fundamentals are improving.”

Highlights of AirTran Airways’ accomplishments during the first quarter and to date include:

•	Took delivery of five new Boeing 737-700 aircraft.

•

Commenced new service to Daytona Beach, Fla.; Newburgh, N.Y. and Phoenix, Ariz., with the help of NASCAR star Matt Kenseth, New York Mets ace Tom Glavine and Indy Racing star Danica Patrick, respectively for those markets.

•	Announced plans to begin service to St. Louis, Mo.; San Diego, Calif.; Charleston, S.C. and Portland, Maine.

•	Launched more than 20 new nonstop routes with service expansion from a number of cities, including Orlando, Fla., Baltimore, Md., and White Plains, N.Y.

•

Announced expansion of Las Vegas, Nev., service with new nonstop service between McCarran International Airport and Akron/Canton Airport in Akron, Ohio; Central Illinois Regional Airport at Bloomington-Normal, Ill.; Dayton International Airport in Dayton, Ohio; Flint/Bishop International Airport in Flint, Mich.; General Mitchell International Airport in Milwaukee, Wis.; Quad City International Airport in Moline, Ill.; and Greater Rochester International Airport in Rochester, N.Y. These new routes will begin this summer.

•

Re-branded X-Fares program as AirTran U, the airline’s discounted standby fare program for college students aged 18-22 – to engender brand preference at an early age. Started unique contest for college students to post videos on YouTube imitating the Ewe, AirTran U’s friendly mascot.

-more-

Add Two

AirTran Announces First Quarter Profit of $2.4 Million

•	Launched a unique promotion with Andretti Green Racing and Indy Racing star Danica Patrick for the AirTran Raceway online game.

•	Raised our bid for Midwest Air Group to $13.25 per share in January (raised again to $15.00 per share in early April).

AirTran Holdings, Inc., will conduct a conference call to discuss quarterly results today at 10:00 a.m. EDT. A live broadcast of the conference call will be available via the Internet at http://www.airtran.com.

AirTran Airways, a Fortune 1000 company and one of America's largest low-fare airlines with more than 8,000 friendly, professional Crew Members, operates more than 700 daily flights to 56 destinations. The airline's hub is at Hartsfield-Jackson Atlanta International Airport, where it is the second largest carrier. AirTran Airways’ aircraft features the fuel-efficient Boeing 737-700 and 717-200 to create America's youngest all-Boeing fleet. The airline is also the first carrier to install XM Satellite Radio on a commercial aircraft and the only airline with Business Class and XM Satellite Radio on every flight. For reservations or more information, visit http://www.airtran.com (America Online Keyword: AirTran).

Editor’s note: Statements regarding the Company’s operational and financial success, business model, expectation about future success, improved operational performance and our ability to maintain or improve our low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company’s ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2006. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

# # #

* Attached: Consolidated Statements of Operations *

AirTran Holdings, Inc.

Consolidated Statements of Operations

(In thousands, except per share data and statistical summary)

(Unaudited)

	Three Months Ended March 31,				Percent Change
	2007		2006
Operating Revenues:
Passenger	$479,013		$399,345		19.9
Cargo	899		1,214		(25.9)
Other	24,613		15,483		59.0

Total operating revenues	504,525		416,042		21.3

Operating Expenses:
Salaries, wages and benefits	107,717		92,265		16.7
Aircraft fuel	166,080		146,034		13.7
Aircraft rent	60,893		53,737		13.3
Distribution	18,929		15,948		18.7
Maintenance, materials and repairs	33,534		33,219		0.9
Landing fees and other rents	28,912		22,653		27.6
Aircraft insurance and security services	5,736		5,899		(2.8)
Marketing and advertising	11,129		11,042		0.8
Depreciation	10,241		6,074		68.6
Other operating	47,956		40,427		18.6

Total operating expenses	491,127		427,298		14.9

Operating Income (Loss)	13,398		(11,256)		—

Other (Income) Expense:
Interest income	(4,977)		(4,504)		10.5
Interest expense	16,662		10,436		59.7
Other	(2,484)		(3,011)		(17.5)

Other (income) expense, net	9,201		2,921		—

Income (Loss) Before Income Taxes	4,197		(14,177)		—

Income Tax Expense (Benefit)	1,750		(5,367)		—

Net Income (Loss)	$2,447		$(8,810)		—

Income (Loss) per Common Share
Basic	$0.03		$(0.10)		—
Diluted	$0.03		$(0.10)		—

Weighted-average Shares Outstanding
Basic	91,338		87,775		4.1
Diluted	92,881		87,775		5.8

EBITDA	$23,639		$(5,182)		—
Operating margin	2.7	percent	(2.7)	percent	5.4	pts.
Net margin	0.5	percent	(2.1)	percent	2.6	pts.

First Quarter Statistical Summary:
Revenue passengers	5,080,108		4,487,485		13.2
Revenue passenger miles (000s)	3,648,119		3,060,268		19.2
Available seat miles (000s)	5,207,132		4,321,744		20.5
Block hours	124,252		107,058		16.1
Passenger load factor	70.1	percent	70.8	percent	(0.7)	pts.
Break-even load factor	69.4	percent	73.3	percent	(3.9)	pts.
Average fare	$94.29		$88.99		6.0
Average yield per RPM	13.13	cents	13.05	cents	0.6
Passenger revenue per ASM	9.20	cents	9.24	cents	(0.4)
Operating cost per ASM	9.43	cents	9.89	cents	(4.7)
Fuel price neutral cost per ASM	9.52	cents	9.89	cents	(3.7)
Non-fuel operating cost per ASM	6.24	cents	6.51	cents	(4.1)
Average cost of aircraft fuel per gallon	$2.01		$2.06		(2.6)
Gallons of fuel burned	82,680,619		70,832,305		16.7
Weighted-average number of aircraft	129		107		20.6

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

Three Months Ended March 31, 2007 and 2006

Within our press release, we make reference to certain non-GAAP financial measures including EBITDA and EBITDAR. Earnings before income taxes, interest, depreciation and amortization ("EBITDA") represents the sum of income before income taxes, interest, depreciation and amortization. EBITDAR is a presentation of earnings before interest, taxes, depreciation, amortization, and aircraft rents. The EBITDAR indicator expands on EBITDA by excluding aircraft rent to give another indication of financial performance. Our disclosure of operating costs (CASM), non-fuel operating cost (non-fuel CASM) and fuel price neutral cost per available seat mile (fuel price neutral CASM), are consistent with financial measures reported by other airlines and analysts.

We believe that these measures represent important internal measures of performance. Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses in evaluating performance with the belief that it will assist the investment community in assessing our underlying performance on a year-over-year and a quarter sequential basis. Whenever such information is presented, we have complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K. The specific reasons, in addition to the reasons described above, why our management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding our financial condition, results of operations and cash flows are as follows:

EBITDAR and EBITDA are supplemental non-GAAP financial measures used by management, as well as industry analysts, to evaluate operations and operating performance. In particular, management utilizes EBITDAR to compare the operating profitability of our operations, excluding aircraft ownership and rental costs, with those of its competitors. In arriving at EBITDAR, aircraft rental expense is added to EBITDA because the Company has acquired a significant number of our aircraft pursuant to leases in addition to purchase financing arrangements and believes this provides a comparison of operating profitability to competitors that own their aircraft. The Company is also presenting EBITDA and EBITDAR because each are used by some industry analysts and investors as a way to assess a company's ability to incur and service debt, make capital expenditures and meet working capital requirements.

The Company has significant uses of cash flow, including capital expenditures, aircraft rent payments, interest payments and debt principal repayments, which are not reflected in EBITDA or EBITDAR.

Neither EBITDA nor EBITDAR should be interpreted as an alternative to income from operations (as an indicator of operating performance) or to cash flows from operations (as a measure of liquidity), in each case, as determined in accordance with accounting principles generally accepted in the United States.

Because neither EBITDA nor EBITDAR are measures determined in accordance with accounting principles generally accepted in the United States, such measures are susceptible to varying calculations and not all companies calculate EBITDA or EBITDAR in the same manner. As a result, EBITDA or EBITDAR as presented may not be directly comparable to similarly titled measures presented by other companies.

The following table reconciles net income to EBITDA:

	(In thousands) (Unaudited)
	Three Months Ended March 31,
	2007	2006
Net In come (Loss)	$2,447	$(8,810)
Add back:
Income tax expense (benefit)	1,750	(5,367)
Interest expense, net	9,201	2,921
Depreciation	10,241	6,074

EBITDA	$23,639	$(5,182)

The following table reconciles net income to EBITDAR:

	(In thousands) (Unaudited) Three Months Ended March 31,
	2007	2006
Net In come (Loss)	$2,447	$(8,810)
Add back:
Income tax expense (benefit)	1,750	(5,367)
Interest expense, net	9,201	2,921
Depreciation	10,241	6,074
Aircraft Rent	60,893	53,737

EBITDAR	$84,532	$48,555

The following table shows the calculation of operating cost, non-fuel operating cost and fuel price neutral cost, and per ASM:

	(In thousands) (Unaudited) Three Months Ended March 31,
	2007	2006
Total operating expenses	$491,127	$427,298
Less aircraft fuel	166,080	146,034

Total operating expenses excluding aircraft fuel	$$325,047	$281,264

	Three Months Ended March 31,
	2007	2006
Calculation of cost per ASM using GAAP amounts:
Total operating expenses (000s)	$491,127	$427,298
Available seat miles (000s)	5,207,132	4,321,744

Operating cost per ASM (cents) (Total operating expenses/ASMs)	9.43	9.89

Calculation of cost per ASM excluding fuel:
Total operating expenses excluding fuel (000s)	$325,047	$281,264
Available seat miles (000s)	5,207,132	4,321,744

Operating cost per ASM excluding fuel (cents) (Total operating expenses excluding fuel/ASMs)	6.24	6.51

Calculation of fuel price neutral cost per ASM:
Average cost of aircraft fuel per gallon (cents)	200.87	206.17
Gallons of fuel burned	82,680,619
Cost of current period fuel at current year price (000s)	$166,080

Total operating expenses excluding fuel (000s)	$325,047
Cost of current period fuel at prior year price (000s)	170,463

Total operating expenses with fuel price adjustment (000s)	$495,510

Available seat miles (000s)	5,207,132

Fuel price neutral cost per ASM (cents) (Total operating expenses with fuel price adjustment/ASMs)	9.52